Exhibit 10.43

Boston Life Sciences, Inc.

[1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan]

Incentive Stock Option Agreement

1. Grant of Option.

This agreement (hereinafter, the “Agreement”) evidences the grant by Boston Life Sciences, Inc., a Delaware corporation (the “Company”), on [            ], 2005 (the “Grant Date”) to [                    ], an employee of the Company (the “Participant” or “Optionee”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s [1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan] (the “Plan”), a total of [                     ] shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [                    ] (the “Final Exercise Date”).

It is intended that the Option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule.

This Option is immediately exercisable (“Vested”) as to 33% of the original number of Shares on the Grant Date. As to the remaining 67% Shares, this Option will become exercisable as to an additional [                    ] Shares at the end of each calendar month following the Grant Date until the third anniversary of the Grant Date

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is Vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Employment or Other Relationship

(i) If an Optionee ceases to be an employee, independent contractor, consultant, Scientific Advisor or director of the Company as the result of a termination without cause (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and (A) any Options held by such Optionee that were exercisable on the date of such termination may be exercised by the Optionee until the later of: (i) one year following the date of such termination, or, (ii) one year from the date any Option vests in the twelve month period following such termination and (B) any Options held by such Optionee that vested during the 12 months following the date of termination may be exercised by the Optionee for a period of one year following the date of such vesting.

(ii) If an Optionee ceases to be an employee, consultant, independent contractor, Scientific Advisor or director of the Company as the result of a voluntary resignation (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and provided that the Optionee has been an employee, consultant, independent contractor, Scientific Advisor or director of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector), and (A) any Options held by such Optionee that were exercisable on the date of such resignation may be exercised by the Optionee until the later of: i) one year following the date of such resignation, or ii) one year from the date any Option vests in the twelve month period following such resignation and (B) any Options held by such Optionee that vested during the 12 months following the date of resignation may be exercised by the Optionee for a period of one year following the date of such vesting provided, that, if the Optionee dies within such one-year period following termination of employment or other relationship, the Option (to the extent exercisable at the time of death) shall be exercisable by the Optionee’s Beneficiary for a period of one (1) year following the Optionee’s death (but in no event after the expiration date of the Option), and shall thereafter terminate.

(iii) Death or Disability.    If the Optionee’s employment or other relationship with the Company is terminated because of death or disability, the Optionee (or, where applicable, the Beneficiary) will be entitled to exercise the Option with respect to the total number of shares of Stock subject to such Option and without regard to the extent to which such Option was exercisable at the time of the termination of employment or other relationship due to death or disability for a period of one (1) year following the Optionee’s death or termination of employment or other relationship due to death or disability (but in no event after the expiration date of the Option), and the Option shall thereafter terminate.

(iv) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any Options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

5. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

6. Nontransferability of Option.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

7. Provisions of the Plan.

This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.

IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

BOSTON LIFE SCIENCES, INC.

Dated: , 200	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s [1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan].

PARTICIPANT:

Address: